EXHIBIT 99.1

Company Contact
Steve Martin
Chief Financial Officer
(858) 373-6303

Investors	Media
EVC Group, Inc.	EVC Group, Inc
Douglas Sherk	Steve DiMattia
Jennifer Beugelmans	(646) 277-8706
(415) 896-6820
STRATAGENE AND MERCK SUBSIDIARY, ROSETTA INPHARMATICS,
ENTER INTO JOINT DEVELOPMENT AND LICENSE AGREEMENT
Companies Will Develop RNA Purification System for Use in Molecular Diagnostics and
Research Applications
LA JOLLA, California — August 14, 2006 — Stratagene Corporation (NASDAQ: STGN), a developer, manufacturer and marketer of specialized life science research and diagnostics products, announced today that it has entered into a joint development and license agreement with Rosetta Inpharmatics LLC, a wholly-owned subsidiary of Merck & Co., Inc., to create an automated solution for the isolation of nucleic acids from a variety of clinical samples. Nucleic acid purification allows researchers to separate RNA contained in biological samples. Clinicians and researchers can use the purified RNA to perform gene expression analysis and other functions within molecular diagnostics.
Under the terms of the agreement, Stratagene and Rosetta will jointly develop a proprietary instrument and a single-use consumable that will be manufactured and commercialized by Stratagene. These products will be sold to Stratagene’s current customer base and companies engaged in pharmacogenomics. Financial terms of the agreement were not disclosed.
“This agreement with Rosetta Inpharmatics is a significant opportunity for Stratagene and marks another milestone in our molecular diagnostics strategy,” said Joseph A. Sorge, MD, President and CEO of Stratagene. “We believe we have a unique opportunity to create and introduce a differentiated product that will automate the RNA purification process and provide consistent, reproducible results. These two characteristics are critical capabilities in gene expression analysis.”
About Stratagene Corporation
Stratagene is a developer, manufacturer and marketer of specialized life science research and diagnostic products. The Company’s life science research unit supports advances in science by inventing, manufacturing and distributing products that simplify, accelerate and improve research. These products are used throughout the academic, industrial and government research sectors in fields spanning molecular biology, genomics, proteomics, drug discovery and toxicology. The Company’s diagnostic unit develops and manufactures products for urinalysis as well as high quality automated instrument and reagent systems that use blood samples to test for more than 1,000 different allergies and autoimmune disorders. In addition, by combining its expertise in diagnostics and molecular biology, as well as its experience with FDA regulatory procedures, the Company is pursuing opportunities to expand its product portfolio to include molecular diagnostic kits and instrumentation. More information is available at www.stratagene.com.
Safe Harbor Statement
Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Stratagene generally identifies forward-looking statements by using words like “believe,” “intend,” “target,” “expect,” “estimate,” “may,” “should,” “plan,” “project,” “contemplate,” “anticipate,” “predict” or similar expressions. You can also identify forward-looking statements by discussions of strategies, plans or intentions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of Stratagene to be materially different from historical results or from any results expressed or implied by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those contained in or implied by the forward-looking statements are risks associated with the company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, the company’s ability to compete effectively in the diagnostics and life science research markets, variability of the company’s quarterly revenues and operating results, the failure of the company to retain key employees, the company’s ability to obtain additional debt or equity financing, the possibility of declining sales due in part to a reduction in research and development budgets or government funding, the company’s ongoing ability to protect its own intellectual property rights and to avoid violating the intellectual property rights of third parties, extended manufacturing difficulties and currency fluctuations. For more information about these and other factors that could cause actual results to differ materially from those contained in or implied by the forward-looking statements please see Item “1A. Risk Factors” included in Stratagene’s Annual Report on Form 10-K for the year ended December 31, 2005 and in other reports filed by Stratagene from time to time with the Securities and Exchange Commission, including Quarterly Reports on Form 10-Q.
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